EXHIBIT 10.1

                                                                  EXECUTION

                              FIRST AMENDMENT
                      TO LOAN AND SECURITY AGREEMENT


     This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of the 29th day of April, 1994, by and among TALLEY MANUFACTURING AND TECHNOLOGY, INC., a Dela-ware corporation (the "Borrower"), TRANSAMERICA BUSINESS CREDIT CORPORATION, as agent (the "Agent"), and the lenders parties to the Loan Agreement referred to below (the "Lenders").


                           W I T N E S S E T H:


     WHEREAS, the Borrower, the Agent and the Lenders have here-tofore entered in a Loan and Security Agreement dated October 22, 1993 (the "Loan Agreement");

     WHEREAS, the Borrower has requested that the Lenders and the Agent agree to amend the Fixed Charge Coverage Ratio and Net
Income Before Taxes covenants set forth in Article 18 of the Loan
Agreement in certain respects; and

     WHEREAS, the Lenders and the Agent are willing to so agree, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and intend-ing to be legally bound hereby, the parties hereto hereby agree as follows:

     1.   Definitions.   Capitalized terms used herein and not
defined herein shall have the respective meanings given to such terms in the Loan Agreement.

     2.   Amendment to Section 18.2.  Section 18.2 of the Loan
Agreement is hereby amended to read in its entirety as follows:

          18.2 Fixed Charge Coverage Ratio. Borrower shall cause Borrower's and its Subsidiaries' consolidated Fixed Charge Coverage Ratio as of the end of each March 31, June 30, September 30 and December 31 for the fiscal year to date period then ending (commencing with the quarter ending March 31, 1994) to exceed 1.2 to 1, or in the case of each quarter during the term of this Agreement ending on March 31, to exceed 1.05 to 1; provided, however, that the Borrower's and its Subsidiaries' consolidated Fixed Charge Coverage Ratio as of the end of any such quarter ending in the fiscal year ending December 31, 1994, shall be computed without taking into account either (a) the elimination by Borrower of a reserve in the amount of $5.6 million for potential tax liability to the State of Arizona in respect of the Arizona Tax Litigation and (b) the establishment by Borrower of a reserve in the amount of $4 million for the potential liability for legal fees and expenses in connection with the TRW Litigation.

     3.   Amendment to Section 18.6.  Section 18.6 of the Loan
Agreement is hereby amended to read in its entirety as follows:

          3.1. Net Income Before Taxes. Borrower will not permit its Net Income Before Taxes, on a consolidated basis with the Subsidiaries, (a) for October, November or December 1993 to be less than $0, $500,000 and $1,000,000, respectively, and (b) at the end of each month thereafter, for the period from and including the beginning of the fiscal year in which such month is contained, to the end of such month, to be less than the amounts indicated below:

     Period              Cumulative Net Income Before Taxes

     January                  ($250,000)
     February                 $0
     March                    $1,000,000
     April                    $1,000,000
     May                      $1,500,000
     June                     $2,000,000
     July                     $2,000,000
     August                   $2,950,000
     September                $3,800,000
     October                  $4,400,000
     November                 $5,000,000
     December                 $5,600,000

    provided, however, that the amount of such Net Income Before Taxes as at the end of any such month during the fiscal year ending December 31, 1994, shall be computed without taking into account the establishment by Borrower of a reserve in the amount of $4 million for the potential liability for legal fees and expenses in connection with the TRW Litigation.

    4. Conditions to Effectiveness. This Amendment shall be effective as of the date first above written upon satisfaction of the following conditions precedent:

         4.1. Execution of Amendment. The Agent shall have received counterparts of this Amendment executed by the Borrowers and the Lenders.

          4.2. Confirmation of Loan Documents. Each Subsidiary shall have executed the Confirmation of Loan Documents set forth below.

          4.3.  No Defaults.  No Default, Event of Default or
Subsidiary Event of Default shall have occurred and be existing either before or immediately after giving effect to this Amendment.

          4.4. Representations and Warranties True. The repre-sentations and warranties contained herein, in the Loan Agreement and in all other Loan Documents shall be true and correct both as of the date hereof and immediately after giving effect to this Amendment.

     5. Representations and Warranties. The Borrower hereby represents and warrants to the Lenders and the Agent that (i) the execution, delivery and performance of this Amendment and the other documents and instruments to be executed and delivered in connection herewith by the Borrower and its Affiliates are within their respective corporate powers and have been duly authorized by all necessary corporate action, (ii) no consent, approval, authorization of, or declaration or filing with, any governmental or public authority, and no consent of any other Person, is required in connection with the execution, delivery and per-formance of this Amendment and the other documents and instru-ments to be executed and delivered in connection herewith by the Borrower and its Affiliates, except for those already duly obtained, (iii) this Amendment has been duly executed by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, (iv) the execution, delivery and performance by the Bor-rower and its Affiliates of this Amendment and the other docu-ments and instruments to be executed and delivered in connection herewith by the Borrower and its Affiliates do not and will not conflict with, or constitute a violation or breach of, or consti-tute a default under, or result in the creation or imposition of any Lien upon the property of the Borrower or any of its Affili-ates by reason of the terms of (a) any contract, mortgage, Lien, lease, agreement, indenture, or instrument to which the Borrower or such Affiliate is a party or which is binding upon it, (b) any requirement of law applicable to the Borrower or such Affiliate, or (c) the Certificate or Articles of Incorporation or By-Laws of the Borrower or such Affiliate, (v) no event has occurred and is continuing which constitutes a Default, an Event of Default or a Subsidiary Event of Default, and (vi) no change or development or event involving a prospective change, which in any such case has had or could reasonably be expected to have a Material Adverse Effect, has occurred and is continuing.

     6.   Reference to and Effect on Loan Documents.

          6.1. On and after the date hereof, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference in the other Loan Documents to the Loan Agreement, shall mean and be a refer-ence to the Loan Agreement as amended hereby.

          6.2. Except as specifically amended above, all of the terms of the Loan Agreement shall remain unchanged and in full force and effect.

          6.3. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Agent under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any pro-vision of the Loan Agreement or any of the other Loan Documents.

     7. Execution in Counterparts. This Amendment may be exe-cuted in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     8. Governing Law. This Amendment shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

     9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment or be given any substantive effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their proper and duly authorized officers as of the date set forth above.

                         BORROWER:

                         TALLEY MANUFACTURING AND TECHNOLOGY,
                              INC.

                         By: Daniel R. Mullen
                            Name:  Daniel R. Mullen
                            Title: Vice President

                         By: Kenneth May
                            Name:  Kenneth May
                            Title: Vice President


                         AGENT:

                         TRANSAMERICA BUSINESS CREDIT CORPORATION

                         By: Steven R. Fischer
                            Name:
                            Title:


                         LENDERS:

                         TRANSAMERICA BUSINESS CREDIT CORPORATION

                         By: Steven R. Fischer
                            Name:
                            Title:

                         AMERICAN NATIONAL BANK AND TRUST COMPANY
                              OF CHICAGO

                         By: Dennis E. Harrison
                            Name:  Dennis E. Harrison
                            Title: Vice President

                      CONFIRMATION OF LOAN DOCUMENTS


          Each of the undersigned hereby acknowledges that the Loan and Security Agreement, dated October 22, 1993 (as amended or modified, the "Loan Agreement"), among Talley Manufacturing and Technology, Inc., a Delaware corporation, Transamerica Busi-ness Credit Corporation, as agent, and each of the financial institutions identified on the signature pages thereto is being amended pursuant to the foregoing First Amendment to Loan and Security Agreement (the "Amendment"). Each of the undersigned hereby confirms that each of the Loan Documents to which it is a party shall remain in full force and effect on the terms provided therein and that each reference in the Loan Documents to the "Parent Loan Agreement" shall be a reference to the Loan Agree-ment as modified or amended by the Amendment. Each of the under-signed further confirms that it is in full compliance with all of the obligations under the Loan Documents to which it is a party and that all representations and warranties made by it in such Loan Documents are true and correct as though made on and as of the date hereof.


Dated:  As of April 29, 1994


                              AMCAN SPECIALTY STEELS, INC.;
                              DIMETRICS, INC.; ELECTRODYNAMICS,
                              INC.; JOHN J. MCMULLEN ASSOCIATES,
                              INC.; PORCELAIN PRODUCTS CO.; ROWE
                              INDUSTRIES, INC.; TALLEY AUTOMOTIVE
                              PRODUCTS, INC.; TALLEY CANADA,
                              INC.; TALLEY DEFENSE SYSTEMS, INC.;
                              TALLEY INTERNATIONAL INVESTMENT
                              CORPORATION; TALLEY METALS
                              TECHNOLOGY, INC.; TALLEY
                              TECHNOLOGY, INC.; UNIVERSAL
                              PROPULSION COMPANY; WATERBURY
                              COMPANIES, INC.; WDC, INC.


                              By: Daniel R. Mullen
                                 Name:  Daniel R. Mullen
                                 Title: Treasurer